Exhibit 28 (j)(1) under Form N-1A
Exhibit 23 under Item 601/Reg. S-K

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Financial Highlights" in each Prospectus and "Independent Registered Public Accounting Firm" in each Statement of Additional Information, each dated February 28, 2025, and each included in this Post-Effective Amendment No. 86 to the Registration Statement (Form N-1A, File No. 333-128884) of Federated Hermes Managed Pool Series (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated February 24, 2025, with respect to the financial statements and financial highlights of Federated Hermes Corporate Bond Strategy Portfolio, Federated Hermes High Yield Strategy Portfolio and Federated Hermes Mortgage Strategy Portfolio  (three of the portfolios comprising Federated Hermes Managed Pool Series) included in the Annual Report to Shareholders (Form N-CSR) for the year ended December 31, 2024, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

February 24, 2025